Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Syscan Imaging, Inc. (the "Company") on Form 10-QSB for the period ending February 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael
J. Xirinachs, Acting Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


April 19, 2004                               By: /S/ MICHAEL J. XIRINACHS
                                                 ------------------------
                                            Name:  Michael Xirinachs
                                            Title: Acting Principal Executive
                                                   Officer and Acting
                                                   Principal Financial
                                                   Officer
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